                                                                     Exhibit k.4

                        PIMCO CORPORATE OPPORTUNITY FUND

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                as Auction Agent

                             -----------------------

                         FORM OF BROKER-DEALER AGREEMENT

                          dated as of February __, 2003

                                   Relating to

                    Auction Market Preferred Shares ("AMPS")

              Series M, Series T, Series W, Series TH and Series F

                                       of

                        PIMCO Corporate Opportunity Fund

                           ---------------------------

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

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                             BROKER-DEALER AGREEMENT

     This Broker-Dealer Agreement dated as of February __, 2003 (the "Agreement"), is between DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of PIMCO Corporate Opportunity Fund (the "Fund"), pursuant to authority granted to it in the Auction Agency Agreement dated as of February __, 2003, between the Fund and the Auction Agent (the "Auction Agency Agreement")) and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (together with its successors and assigns, "BD").

     The Fund proposes to issue an aggregate of 22,600 auction market preferred shares, par value $0.00001 per share, liquidation preference $25,000 per share, designated as Series M Preferred Shares, Series T Preferred Shares, Series W Preferred Shares, Series TH Preferred Shares, and Series F Preferred Shares (collectively, the "AMPS"), pursuant to the Fund's Amended Bylaws (as defined below).

     As provided in and subject to the Fund's Amended Bylaws, for each series of AMPS then outstanding, the Applicable Rate for AMPS for each Subsequent Dividend Period shall be equal to the rate per annum that the Auction Agent advises results from the implementation of the Auction Procedures. The Board of Trustees of the Fund has adopted a resolution appointing Deutsche Bank Trust Company Americas as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5(d) of the Auction Agency Agreement, the Fund has requested and directed the Auction Agent to execute and deliver this Agreement. The Auction Procedures require the participation of one or more Broker-Dealers.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I. DEFINITIONS AND RULES OF CONSTRUCTION.

     1.1 Terms Defined by Reference to the Amended Bylaws.

     Capitalized terms used herein but not defined herein shall have the respective meanings ascribed thereto in the Amended Bylaws.

     1.2 Terms Defined Herein.

     As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Amended Bylaws" shall mean the Second Amended and Restated Bylaws of the Fund in effect at the time the Registration Statement relating to the AMPS is declared effective by the Securities and Exchange Commission specifying the powers, preferences and rights of the AMPS.

          (b) "Auction" shall have the meaning specified in Section 2.1 of the Auction Agency Agreement.

          (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Section 11.10 of the Amended Bylaws.

          (d) "Authorized Officer" of the Auction Agent shall mean each Managing Director, Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a written communication to BD.

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          (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

          (f) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

          (g) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

     1.3 Rules of Construction.

     Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

          (e) Sections I and III hereof shall be read in conjunction with
     Article 11 of the Amended Bylaws and in the event of any conflict with
     Article 11 of the Amended Bylaws, then Article 11 of the Amended Bylaws shall take precedence.

II. NOTIFICATION OF DIVIDEND.

     The provisions contained in Section 11.2(c)(iii) of the Amended Bylaws concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III. THE AUCTION.

     3.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

          (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the AMPS for each Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

          (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Section 11.1(a) of the Amended Bylaws may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

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          (d) BD and other Broker-Dealers may participate in Auctions for their own accounts provided they are not Affiliates of the Fund. However, the Fund, by notice to BD and all other Broker-Dealers, may prohibit all Broker-Dealers from submitting Bids at Auctions for their own accounts, provided that Broker-Dealer may continue to submit Hold Orders and Sell Orders.

     3.2 Preparation for Each Auction.

          (a) Not later than 9:30 A.M. on each Auction Date for the AMPS, the Auction Agent shall advise BD by telephone or other electronic means of communication acceptable to the parties of the Reference Rate and the Maximum Applicable Rate in effect on such Auction Date.

          (b) The Auction Agent from time to time may, but shall not be obligated to, request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of AMPS based upon inquiries of those Persons such Broker-Dealer reasonably believes are Beneficial Owners as of the most recent Auction. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if it is advised by its counsel that its failure to do so would be unlawful. In the event that the Auction Agent is required to disclose information in accordance with the foregoing sentence, it shall provide written notice of such requirement to BD as promptly as practicable. The Auction Agent shall, subject to the terms of the Auction Agency Agreement, transmit any list of customers BD believes are Beneficial Owners of AMPS and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions.

          (c) BD may inquire of the Auction Agent between 3:00 P.M. on the Business Day preceding an Auction for shares of AMPS and 9:30 A.M. on the Auction Date for such Auction to ascertain the number of AMPS in respect of which the Auction Agent has determined BD to be an Existing Holder. If BD believes it is the Existing Holder of fewer AMPS than specified by the Auction Agent in response to BD's inquiry, BD may so inform the Auction Agent of that belief. BD shall not, in its capacity as an Existing Holder of AMPS, submit Orders in such Auction in respect of AMPS covering in the aggregate more than the number of AMPS specified by the Auction Agent in response to BD's inquiry.

     3.3 Auction Schedule; Method of Submission of Orders.

          (a) Subject to the Amended Bylaws, the Fund and the Auction Agent shall conduct Auctions for AMPS weekly in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give written notice of any such change to BD which shall have the right to review such change. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

Time                        Event
----                        -----
By 9:30 A.M.                Auction Agent shall advise the Fund and the Broker-
                            Dealers of the Reference Rate and the Maximum
                            Applicable Rate as set forth in Section 3.2(a) hereof.

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Time                        Event
----                        -----
9:30 A.M. - 1:00 P.M.       Auction Agent shall assemble information
                            communicated to it by Broker-Dealers as provided in
                            Section 11.10(c) of the Amended Bylaws. Submission
                            Deadline is 1:00 P.M.

Not earlier than 1:00 P.M.  Auction Agent shall make determinations pursuant to
                            Section 11.10(d)(i) of the Amended Bylaws.

By approximately 3:00 P.M.  Auction Agent shall advise the Fund of the results of the Auction as provided in Section 11.10(d)(ii) of the Amended Bylaws.

                            Submitted Bid Orders and Submitted Sell Orders will be accepted and rejected in whole or in part and AMPS will be allocated as provided in Section 11.10(e) of the Amended Bylaws.

                            Auction Agent shall give notice of the Auction results as set forth in Section 3.4(a) hereof.

     BD may designate one or more individuals in its organization who will coordinate its procedures in connection with Auctions and purchases and sales of the AMPS.

          (b) BD agrees to maintain a list of customers relating to the AMPS and to use its best efforts, subject to existing laws and regulations, to contact the customers on such list whom BD believes may be interested in participating in the Auction on each Auction Date for the purposes set forth in Section 11.10 of the Amended Bylaws. Nothing herein shall require BD to submit an Order for any customer in any Auction.

          (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders. Unless otherwise permitted by the Fund, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of AMPS only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in Section 11.10 of the Fund's Amended Bylaws or to a Broker-Dealer; provided, however, that (a) a Beneficial Owner or an Existing Holder may otherwise sell, transfer or dispose of AMPS provided that the Broker-Dealer (or other Person, if permitted by the Fund) to whom such transfer is made shall advise the Auction Agent of such transfer and
     (b) a sale, transfer or other disposition of AMPS from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition.

          (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of AMPS, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of AMPS to be transferred to or by any Person that purchased or sold AMPS through BD pursuant to the previous Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 12:00 noon on the Auction Date.

     3.4 Notice of Auction Results.

          (a) On each Auction Date, the Auction Agent shall notify BD by telephone, facsimile or other electronic means acceptable to the parties of the Auction results as set forth in paragraph (a) of the Settlement Procedures. By approximately 11:30 A.M. on the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

          (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the

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     Settlement Procedures, and take such other action as is required of BD pursuant to the Settlement Procedures.

     If any Beneficial Owner or Existing Holder selling AMPS in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased AMPS in such Auction may deliver to such Person a number of whole shares of AMPS that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of AMPS to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of AMPS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

     3.5 Notification of Dividend.

     The provisions contained in Section 11.2(c)(iii) of the Amended Bylaws concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

     3.6 Service Charge to be Paid to BD.

     (a) Not later than 3:00 P.M. on each Dividend Payment Date, the Auction Agent shall pay to BD from moneys received from the Fund an amount equal to: (a) in the case of any Auction Date immediately preceding a 7-day Dividend Period, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 365, times (ii) 1/4 of 1%, times (iii) $25,000, times (iv) the sum of (A) the aggregate number of AMPS placed by BD in the applicable Auction that were either
(x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission or (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of AMPS subject to valid Hold Orders (determined in accordance with Section 11.10(b) of the Amended Bylaws) submitted to the Auction Agent by BD plus (C) the number of AMPS deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 11.10(b) of the Amended Bylaws that were acquired by BD for its own account or were acquired by such Beneficial Owners through BD; and (b) in the case of any Special Dividend Period, that amount as mutually agreed upon by the Fund and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Dividend Period.

     For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired AMPS through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

     (b) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event BD is an Existing Holder with respect to any AMPS and the Auctions Procedures provide that BD shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if BD fails to submit an Order in that Auction with respect to such shares, BD shall have no liability to any Person for failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the Beneficial Owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) BD has indicated to the Auction Agent pursuant to Section 3.2(c) of this Agreement that, according to BD's records, BD is not an Existing Holder of such shares.

IV. MISCELLANEOUS.

     4.1 Termination.

     Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if the Broker-Dealer is Merrill Lynch, Pierce, Fenner & Smith Incorporated, neither Merrill Lynch, Pierce, Fenner & Smith Incorporated nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Fund to such termination, which consent shall not be withheld unreasonably. The Trust may in its sole discretion direct the Auction Agent in writing to terminate this Agreement with any BD pursuant to the terms hereof, for any reason or no reason. This Agreement shall automatically terminate upon the redemption of all outstanding AMPS or upon termination of the Auction Agent Agreement.

     4.2 Force Majeure.

     Neither party to this Agreement shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; acts of terrorism; epidemics; riots; interruptions, loss or malfunctions or utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the parties shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     4.3 Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

          (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

          (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the AMPS available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

     4.4 Agent Member.

     At the date hereof, BD is a member, or a participant, of the Securities Depository (or an affiliate of such a member or participant).

     4.5 Communications.

     Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

If to the Auction Agent,
addressed to:               Deutsche Bank Trust Company Americas
                            280 Park Avenue
                            9th Floor
                            New York, New York  10017
                            Telephone No.: (212) 454-4034
                            Facsimile No.: (212) 454-2030
If to the BD,
addressed to:               Merrill Lynch, Pierce, Fenner & Smith Incorporated.
                            4 World Financial Center
                            New York, NY 10080
                            Attn: Frances Constable
                            Telecopier No.: (212) 449-2761
                            Telephone No.: (212) 449-4940

     or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

     4.6 Entire Agreement.

     This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

     4.7 Benefits.

     Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, which is a third-party beneficiary of this Agreement, the Auction Agent and BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

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     4.8 Amendment; Waiver.

          (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

          (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     4.9 Successors and Assigns.

     This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Fund without the consent of BD.

     4.10 Severability.

     If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

     4.11 Execution in Counterparts.

     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     4.12 Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

     4.13 Jurisdiction.

     The parties agree that all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby shall be brought in the County of New York, and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

                            [Signature pages follow]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        As Auction Agent


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:

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                                    EXHIBIT A

                              SETTLEMENT PROCEDURES

     Capitalized terms used herein shall have the respective meanings specified in the Amended Bylaws.

     (a) On each Auction Date, the Auction Agent shall notify by telephone or through the Auction Agent's auction processing system the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner of:

          (i) the Applicable Rate fixed for the next succeeding Dividend Period;

          (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

          (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of a Beneficial Owner, the number of AMPS, if any, to be sold by such Beneficial Owner;

          (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Beneficial Owner, the number of AMPS, if any, to be purchased by such Potential Beneficial Owner;

          (v) if the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of AMPS and the number of such shares to be purchased from one or more Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Potential Beneficial Owners on whose behalf each of such Buyer's Broker-Dealers acted;

          (vi) if the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of AMPS and the number of such shares to be sold to one or more Potential Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Beneficial Owners on whose behalf each of such Seller's Broker-Dealers acted; and

          (vii) the Auction Date of the next succeeding Auction with respect to the AMPS.

     (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner shall:


                                      B-1

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          (i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Beneficial Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of AMPS to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Beneficial Owner of the Applicable Rate for the next succeeding Dividend Period;

          (ii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Beneficial Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Beneficial Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of AMPS to be sold pursuant to such Order against payment therefor and advise any such Beneficial Owner that will continue to hold AMPS of the Applicable Rate for the next succeeding Dividend Period;

          (iii) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

          (iv) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

          (v) advise each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

     (c) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Beneficial Owner or a Beneficial Owner shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to (b)(i) above and any AMPS received by it pursuant to (b)(ii) above among the Potential Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or (a)(vi) above.

     (d) On each Auction Date:

          (i) each Potential Beneficial Owner and Beneficial Owner shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

          (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Beneficial Owner delivering shares to such Broker-Dealer pursuant to (b)(ii) above the amount necessary to purchase such shares against receipt of such shares, and (B) deliver such shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

          (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to (a)(vi) above the amount necessary to purchase the shares to be purchased pursuant to (b)(i) above against receipt of such shares, and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

     (e) On the day after the Auction Date:

          (i) each Bidder's Agent Member referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described in
     (b)(i) or (ii) above, and the Securities Depository shall execute such transactions;

          (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(ii) above, and the Securities Depository shall execute such transactions; and

          (iii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(iii) above, and the Securities Depository shall execute such transactions.

     (f) If a Beneficial Owner selling AMPS in an Auction fails to deliver such shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Beneficial Owner on behalf of which it submitted a Bid that was accepted a number of whole AMPS that is less than the number of shares that otherwise was to be purchased by such Potential Beneficial Owner. In such event, the number of AMPS to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or non-delivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agency Agreement and the Broker-Dealer Agreements.

                                    EXHIBIT B

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                AUCTION BID FORM

Submit To:                               Issue:
---------                                -----
Deutsche Bank Trust Company Americas     PIMCO CORPORATE OPPORTUNITY FUND
280 Park Avenue                          Auction Market Preferred Shares, Series
9th Floor                                M, Series T, Series W, Series TH and
New York, New York  10017                Series F ("AMPS")
Telephone No.: (212) 454-4034
Facsimile No.: (212) 454-2030


The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:
               --------------------------------------

                                BENEFICIAL OWNER

Shares of Series now held                      HOLD
                         -----------------         --------------
                                               BID at rate of
                                                             --------------
                                               SELL
                                                   --------------

                           POTENTIAL BENEFICIAL OWNER

                                               # of shares of Series
                                                                    -----------
                                               BID at rate of             Notes:
                                                             -------------

     (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

     (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

     (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

     (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

     (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

     (6) An Order must be submitted in whole shares of AMPS with an aggregate liquidation preference of $25,000.

     MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED

     ----------------------------------------

         Authorized Signature
                             ------------------------------------------

                                    EXHIBIT C

     (Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

     Re:  PIMCO CORPORATE OPPORTUNITY FUND
          Auction Market Preferred Shares ("AMPS")

We are (check one):

    [  ]     the Existing Holder named below;

    [  ]     the Broker-Dealer for such Existing Holder; or

    [  ]     the Agent Member for such Existing Holder.

         We hereby notify you that such Beneficial Owner has transferred _________ Series ___ AMPS to ________________________




                                                 -----------------------------
                                                 (Name of Existing Holder)


                                                 -----------------------------
                                                 (Name of Broker-Dealer)


                                                 -----------------------------
                                                 (Name of Agent Member)



By:
     ---------------------------------------
     Printed Name:
     Title:

                                    EXHIBIT D

          (Note: To be used only for failures to deliver or to pay for
                        AMPS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

         We are a Broker-Dealer for _____________________ (the "Purchaser"), which purchased _______ Series ___ AMPS of PIMCO CORPORATE OPPORTUNITY FUND in the Auction held on ____________________ from the seller of such shares.

         We hereby notify you that (check one):

______ the Seller failed to deliver such shares to the Purchaser.

______ the Purchaser failed to make payment to the Seller upon delivery of such shares.


                                              Name:
                                                    ----------------------------
                                                    MERRILL LYNCH, PIERCE FENNER
                                                    & SMITH INCORPORATED


                                              By:
                                                    ----------------------------
                                                    Printed Name:
                                                    Title:


                                      D-1